EXHIBIT 77Q1(a)(2)
FLAHERTY & CRUMRINE PREFERRED INCOME FUND INCORPORATED
(the "Fund")


FLAHERTY & CRUMRINE PREFERRED INCOME FUND INCORPORATED

ARTICLES SUPPLEMENTARY


	Flaherty & Crumrine Preferred Income Fund Incorporated, a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation that:

	FIRST:	Pursuant to Title 3, Subtitle 8 of the Maryland
General Corporation Law (the "MGCL"), by resolution of its Board of Directors adopted on April 21, 2005, the Corporation elected to become subject to (i) Section 3-804(b) of the MGCL to the effect that the number of directors of the Corporation shall be fixed only by vote of the Board of Directors, and (ii) Section 3-804(c)(1) and (3) of the MGCL with respect to vacancies on the Board of Directors, the provisions being to the effect that a director elected by the Board of Directors to fill a vacancy, whether caused from the death, resignation or removal of a director or from an increase in the number of directors, shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. The aforesaid provisions of the MGCL will govern notwithstanding any contrary provision of the Charter or Bylaws of the Corporation.

	IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of this 25th day of May, 2005, and the undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, and state that to the best of their knowledge, information and belief all matters and facts set forth herein with respect to the authorization and approval of the matters addressed in these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

	FLAHERTY & CRUMRINE PREFERRED
INCOME FUND INCORPORATED


       By:	/s/ Robert M. Ettinger
              	Robert M. Ettinger
       President
WITNESS:

/s/ R. Eric Chadwick
R. Eric Chadwick
Secretary

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